Merriman Holdings, Inc. Doubles Revenues First Half 2014 Over 2013

SAN FRANCISCO – August 14, 2014 – Merriman Holdings, Inc. (OTCQX: MERR), the parent company of Merriman Capital, Inc., today released earnings for the second quarter ended June 30, 2014.

Second Quarter 2014 Financial Highlights:

-	Second quarter total revenue was $4.6 million, up $2.3 million or 98% when compared to $2.3 million in Q-2 2013 and flat with Q-1 2014:

-	Investment banking and DCN revenue was $2.3 million, a $1.5 million or a 187% increase when compared to $0.8 million in Q-2 2013;

-	Corporate services commissions and advisory revenue was $4.4 for first half 2014, versus $3.4 for 2013, roughly 30% increase;

-	Cash compensation (excluding the Financial Entrepreneur Platform) as a percentage of core business revenue was 48% for the first half of 2014, versus 72% for the first half of 2013;

-	The Digital Capital Network (“DCN”) listed over $200 million of equity private placements at the end of the quarter, and facilitated roughly $23 million of transactions over the course of 1Q and 2Q.

-	Adjusted EBITDA was $210,000 in Q-2 2014, versus a loss of ($763,000) in Q-2 2013, and $1,155,000 in Q1 2014;

-	GAAP net loss attributable to common shareholders was $221,000 in Q-2 2014, as compared to GAAP net income of $653,000 in Q-1 2014 and a GAAP net loss of $1,309,000 in Q-2 2013.

"Our brokerage commissions business stabilized last year and is now also showing strong growth, up roughly 31% over the first half of last year. We doubled overall revenues while lowering expenses sharply, as we continue to focus on hiring senior executives with strong industry experience who are compensated solely on production. We have opened 120 new corporate services accounts this year as firms continue to exit the equities business, and we believe those new accounts will help accelerate our commissions business in the back half,” said Jon Merriman, Chief Executive Officer. “Importantly, we believe that our DCN platform has considerable potential value, given its rapid growth since February to over $200 million in listings and $23 million of transactions facilitated by the platform. Now that we are well past the development stage for the DCN we are squarely focused on monetization and profitability of the platform. We will dedicate the balance of the year to unlocking that value for our shareholders."

“The capital formation business is moving into the digital age and with DCN we are at the forefront of that transition,” added William J. Febbo, Chief Executive Officer of DCN. “While there has been a significant investment in crowdfunding for small private companies, the institutionally focused firms have stayed with traditional services and processes when it comes to capital markets. We are excited to see the number of issuers, funds and alternative investment products turning to DCN for distribution, and we are focused on making the experience for the investor simple, transparent and compliant. Technology finally is augmenting the effectiveness of the traditional bank capital raising process for our clients.”

Bob Ward, former COO for the SunGard Transaction Network, now known as the SunGard Global Network and Merriman board member, commented, “I’ve had the opportunity to work with quite a few platform companies in the US, Europe and Asia over the last decade, and as a very active technology user I see DCN offering the cleanest, most robust platform solution in the marketplace today. DCN represents a paradigm shift in offering secure and compliant “crowdfunding for institutions,” which I believe has the potential to become the Amazon of capital markets. The combination of Merriman’s regulatory infrastructure and Financial Entrepreneur Platform, coupled with constantly evolving technology, is creating a dynamic, powerful network effect.”

Use of Non-GAAP Measures

Merriman Holdings, Inc. (the “Company”) prepares its consolidated financial statements in accordance with the United States generally accepted accounting principles (“GAAP”). In addition to disclosing financial results prepared in accordance with GAAP, the Company discloses information regarding adjusted EBITDA, which differs from the term EBITDA as it is commonly used. In addition to adjusting net income/(loss) to exclude interest, depreciation and amortization, adjusted EBITDA also excludes stock-based compensation, bad debt, loss on restructuring and early extinguishment of debt. Adjusted EBITDA is not a measure of performance defined in accordance with GAAP. However, adjusted EBITDA is used internally in planning and evaluating the Company’s operating performance. Accordingly, management believes that disclosure of this metric offers investors, bankers and other shareholders an additional view of the Company’s operations that, when coupled with the GAAP results, provides a more complete understanding of the Company’s financial results.

Adjusted EBITDA should not be considered as an alternative to net income (loss) or to net cash used in operating activities as a measure of operating results or of liquidity. It may not be comparable to similarly titled measures used by other companies, and it excludes financial information that some may consider important in evaluating the Company’s performance. A reconciliation of GAAP net income (loss) to adjusted EBITDA is included in the accompanying financial schedules.

About Merriman Capital, Inc.

Merriman Capital, Inc. is a full service investment bank and Broker-Dealer that facilitates efficient capital formation through a proprietary digital network, and offers Capital Markets Advisory and comprehensive Corporate Brokerage services for public and private companies. The firm also provides equity and options execution services for sophisticated investors and differentiated research for high growth companies. Merriman Capital, Inc. is a wholly owned brokerage subsidiary of Merriman Holdings, Inc. (OTCQX: MERR) and is a leading advisory firm for publicly traded, high-growth companies.

Digital Capital Network, powered by Merriman Capital, is a capital marketplace that enables highly targeted and more efficient execution of transactions. Please visit our website for more information on how you can be a part of our Digital Capital Network: http://www.digitalcapitalnetwork.com. Digital Capital Network, Inc. is a wholly owned subsidiary of Merriman Holdings, Inc. All operations on the Digital Capital Network are currently being executed by Merriman Capital, Inc.

Merriman Capital, Inc. is a registered broker-dealer and member of The Financial Industry Regulatory Authority (FINRA) http://www.finra.org/ and the Securities Investor Protection Corporation (SIPC) http://www.sipc.org/.

Note to Investors

This press release contains certain forward-looking statements based on our current expectations, forecasts and assumptions that involve risks and uncertainties. This release does not constitute an offer to sell or a solicitation of offers to buy any securities of any entity. Forward-looking statements in this release are based on information available to us as of the date hereof. Our actual results may differ materially from those stated or implied in such forward-looking statements, due to risks and uncertainties associated with our business, which include the risk factors disclosed in our Form 10-K filed on March 31, 2014. Forward-looking statements include statements regarding our expectations, beliefs, intentions or strategies regarding the future and can be identified by forward-looking words such as "anticipate," "believe," "could," "estimate," "expect," "intend," "may," "should," and "would" or similar words. We assume no obligation to update the information included in this press release, whether as a result of new information, future events or otherwise. The Form 10-K filed on March 31, 2014, together with this press release and the financial information contained herein, are available on our website, www.merrimanco.com. Please click on "Investor Relations."

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At the Company:

Michael Doran

General Counsel

(415) 568-3905

William Febbo

Chief Operating Officer

(415) 248-5603

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MERRIMAN HOLDINGS, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013

Revenues
Commissions	$1,216,656	$1,200,179	$2,598,473	$2,218,360
Principal transactions	517,943	(232,384)	766,555	35,378
Investment banking	2,346,749	816,660	4,765,981	1,061,695
Advisory and other	535,240	541,279	1,050,059	1,146,518

Total revenues	$4,616,588	$2,325,734	$9,181,068	$4,461,951

Operating expenses
Compensation and benefits	$3,434,812	$2,402,768	$5,943,563	$3,999,430
Brokerage and clearing fees	138,722	116,429	263,431	202,777
Professional services	148,567	74,225	261,672	147,255
Occupancy and equipment	293,161	356,263	594,420	693,296
Communications and technology	199,082	224,054	385,920	343,275
Depreciation and amortization	43,247	2,743	82,659	7,000
Travel and entertainment	93,077	45,459	135,528	105,636
Legal services	(12,265)	49,275	27,926	66,044
Cost of underwriting capital	-	3,200	-	49,600
Other	404,301	251,822	584,804	576,764

Total operating expenses	4,742,704	3,526,238	8,279,923	6,191,077

Operating income/(loss)	(126,116)	(1,200,504)	901,145	(1,729,126)

Interest expense	(86,923)	(74,197)	(180,671)	(165,479)
Amortization of debt discount	(7,616)	(34,518)	(26,292)	(74,192)
Loss on modification and
early extinguishment of debt	-	-	(262,299)	(293,347)

Net income/(loss) attributable to common shareholders	$(220,655)	$(1,309,219)	$431,883	$(2,262,144)

Basic net income/(loss) per share	$(0.05)	$(0.35)	$0.10	$(1.12)

Diluted net income/(loss) per share	$(0.05)	$(0.35)	$0.08	$(1.12)

Weighted average common shares outstanding:
Basic	4,498,798	3,720,141	4,323,855	2,017,820
Diluted	4,498,798	3,720,141	5,251,220	2,017,820

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MERRIMAN HOLDINGS, INC.

CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION

(Unaudited)

	June 30,	December 31,
	2014	2013
ASSETS

Cash and cash equivalents	$959,633	$1,044,110
Securities owned
Marketable, at fair value	1,141,442	1,176,347
Not readily marketable, at estimated fair value	1,978,505	671,801
Restricted cash	725,799	891,828
Due from clearing broker	57,367	97,811
Accounts receivable, net	486,536	532,431
Prepaid expenses and other assets	1,334,581	674,915
Equipment and fixtures, net	360,456	341,258

Total assets	$7,044,319	$5,430,501

LIABILITIES AND SHAREHOLDERS’ EQUITY (DEFICIT)
Liabilities
Accounts payable	$260,925	$317,272
Commissions payable	445,474	418,075
Accrued expenses and other	853,339	814,946
Deferred rent	555,907	428,540
Deferred revenue	78,587	70,378
Capital lease obligations	319,793	360,795
Notes payable, net of debt discount	820,000	1,226,521
Notes payable to related parties, net of debt discount	2,286,386	1,940,601

Total liabilities	5,620,411	5,577,128

Shareholders’ equity (deficit)
Convertible preferred stock, Series A–$0.0001 par value; 2,000,000 shares authorized; 2,000,000 shares issued and 0 shares outstanding as of
June 30, 2014 and December 31, 2013; aggregate liquidation
preference of $0	-	-
Convertible preferred stock, Series B–$0.0001 par value; 12,500,000 shares authorized; 8,750,000 shares issued and 0 shares outstanding as of
June 30, 2014 and December 31, 2013; aggregate liquidation
preference of $0	-	-
Convertible preferred stock, Series C–$0.0001 par value; 14,200,000 shares authorized; 11,800,000 shares issued and 0 shares outstanding as of
June 30, 2014 and December 31, 2013; aggregate liquidation
preference of $0	-	-
Convertible preferred stock, Series D–$0.0001 par value; 24,000,000 shares authorized, 23,720,916 shares issued and
0 shares outstanding as of June 30, 2014 and December 31, 2013;
aggregate liquidation preference of $0 prior to conversion,
and pari passu with common stock on conversion	-	-
Convertible Preferred stock, Series E–$0.0001 par value; 7,300,000 shares authorized, 6,825,433 shares issued and
0 shares outstanding as of June 30, 2014 and December 31, 2013;
aggregate liquidation preference of $0 prior to conversion,
and pari passu with common stock on conversion
Common stock, $0.0001 par value; 300,000,000 shares authorized;
4,516,838 and 4,141,838 shares issued and 4,515,857 and
4,140,857 shares outstanding as of June 30, 2014 and
December 31, 2013, respectively	452	414
Additional paid-in capital	150,126,038	148,987,424
Treasury stock	(225,613)	(225,613)
Accumulated deficit	(148,476,969)	(148,908,852)

Total shareholders’ equity (deficit)	1,423,908	(146,627)

Total liabilities and shareholders’ equity (deficit)	$7,044,319	$5,430,501

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RECONCILIATION OF ADJUSTED EBITDA TO GAAP MEASURES

	(Unaudited)		(Unaudited)
	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013

Adjusted EBITDA	$210,487	$(763,298)	$1,365,702	$(1,030,212)

Interest and non-cash items
Interest expense, net	(86,923)	(74,196)	(180,671)	(165,479)
Bad debt expense	(179,750)	-	(179,750)	(122,033)
Loss on modification and
early extinguishment of debt	-	-	(262,299)	(293,347)
Amortization of debt discount	(7,616)	(34,518)	(26,292)	(74,192)
Depreciation and amortization	(43,247)	(2,743)	(82,659)	(7,000)
Non-cash stock-based compensation	(113,606)	(434,464)	(202,148)	(569,881)

GAAP net income (loss)	$(220,655)	$(1,309,219)	$431,883	$(2,262,144)

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